UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

MBX Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42272	84-1882872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 N. Meridian Street Suite 300
Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (317) 659-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MBX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

Kent P. Hawryluk will be stepping away from his role as the Company’s Chief Executive Officer and end his services as a member of the Board effective as of July 13, 2026. Following his last date of employment, Dr. Hawryluk will assist the Board and the Company’s new Chief Executive Officer with the transition and will provide strategic advisory services through August 16, 2026 under the terms of a consulting agreement entered into with the Company that will become effective upon Dr. Hawryluk’s separation from the Company. Dr. Hawryluk’s departure is not due to a dispute or disagreement with the Company or the Company’s auditors.

In connection with Dr. Hawryluk’s separation from the Company, on July 13, 2026, the Company and Dr. Hawryluk entered into a separation agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, subject to Dr. Hawryluk’s continued compliance with customary post-employment obligations, including confidentiality, intellectual property assignment, non-competition, non-solicitation and cooperation covenants, Dr. Hawryluk will be entitled to receive (i) severance equal to 12 months of Dr. Hawryluk’s base salary, payable in accordance with the terms of the Separation Agreement, (ii) Company-paid COBRA continuation coverage for up to 12 months (or until earlier termination of eligibility), (iii) a cash bonus equal to Dr. Hawryluk’s target annual bonus, subject to applicable withholding taxes, and (iv) accelerated vesting of the portion of Dr. Hawryluk’s outstanding time-based equity awards that would have vested through August 16, 2027. In addition, subject to compliance with applicable law and the terms of the applicable equity award agreements and equity incentive plan, the Company will extend the post-termination exercise period for Dr. Hawryluk’s outstanding vested stock options from the standard 90-day period until July 13, 2027. During the consulting period, Dr. Hawryluk will provide mutually agreeable consulting services on an as needed basis and, in exchange, Dr. Hawryluk’s outstanding equity awards will continue to vest in accordance with their terms; provided, however, that if the Company terminates Dr. Hawryluk’s consultancy during the consulting period without cause, all outstanding equity awards will immediately vest as to that portion of such equity awards that would have vested had Dr. Hawryluk continued to remain a consultant of the Company through August 16, 2026. The foregoing description of the separation agreement and the consulting agreement does not purport to be complete and is subject to, and qualified in its entirety by, the agreements which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026, to the extent required by applicable SEC rules.

Appointment of Chief Executive Officer and Grant of Equity Awards

On July 9, 2026, the Board appointed Steven Hoerter, the Company’s current executive Chairman of the Board, as President and Chief Executive Officer and principal executive officer of the Company, effective as of July 13, 2026 (the “Effective Date”).

Mr. Hoerter’s biographical information is set forth in the Company’s Definitive Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2026, and such information is incorporated herein by reference.

In connection with Mr. Hoerter’s appointment as the Company’s President and Chief Executive Officer, the Company and Mr. Hoerter entered into an executive employment agreement on July 10, 2026 (the “Hoerter Employment Agreement”). The Hoerter Employment Agreement provides for Mr. Hoerter’s at-will employment. Mr. Hoerter’s base salary will be $665,000 and his target annual bonus amount will be 60% of his annual base salary.

In addition, Mr. Hoerter will be granted equity awards on August 3, 2026 (the “Grant Date”). The equity awards will consist of (i) nonqualified stock options (the “Hoerter Options”) under the Company’s 2024 Stock Option and Incentive Plan, as amended (the “2024 Plan”) to purchase 331,000 shares of the Company’s Common Stock, and (ii) a restricted stock unit award (the “Hoerter RSU Award”) covering 71,000 shares of the Company’s Common Stock under the 2024 Plan. The Hoerter Options will vest and become exercisable with 25% of the shares subject to the Hoerter Options vesting and becoming exercisable on the one (1)-year anniversary of the Effective Date, and the remainder vesting in 36 equal monthly installments thereafter, subject to continued service on each such vesting date. The Hoerter RSU Award will vest with 25% of the shares subject to the Hoerter RSU Award vesting on each of the first four (4) anniversaries of the Effective Date, subject to continued service on each such vesting date and subject to settlement in shares of the Company’s Common Stock upon vesting.

The foregoing description of the Hoerter Employment Agreement is qualified in its entirety by reference to the full text of the Hoerter Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

There are no arrangements or understandings between Mr. Hoerter and any other persons pursuant to which Mr. Hoerter was appointed as Chief Executive Officer of the Company. In addition, there are no family relationships between Mr. Hoerter and any director or executive officer of the Company, and there are no transactions involving Mr. Hoerter requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer and Grant of Equity Awards

On July 9, 2026, the Board appointed John Smither, the Company’s current interim Chief Financial Officer, as Chief Financial Officer and principal financial officer of the Company, effective as of July 13, 2026.

Mr. Smither’s biographical information is set forth in the Proxy Statement filed with the SEC on April 22, 2026, and such information is incorporated herein by reference.

In connection with Mr. Smither’s appointment as the Company’s Chief Financial Officer, the Company and Mr. Smither entered into an executive employment agreement on July 11, 2026 (the “Smither Employment Agreement”). The Smither Employment Agreement provides for Mr. Smither’s at-will employment. Mr. Smither’s base salary will be $530,000 and his target annual bonus amount will be 40% of his annual base salary. Mr. Smither was also provided a one time relocation bonus worth $150,000, with 50% payable within thirty (30) days of the Effective Date and 50% payable on or by January 15, 2027.

In addition, Mr. Smither will be granted equity awards on the Grant Date. The equity awards will consist of (i) 130,000 options to purchase the Company’s common stock (the “Smither Options”) with an exercise price equal to the closing price of the common stock on the Smither Grant Date and (ii) a restricted stock unit award (the “Smither RSU Award”) covering 28,000 shares of the Company’s Common Stock under the 2024 Plan. The Smither Options will vest and become exercisable with 25% of the shares subject to the Smither Options vesting and becoming exercisable on the one (1)-year anniversary of the Effective Date, and the remainder vesting in 36 equal monthly installments thereafter, subject to continued service on each such vesting date. The Smither RSU Award will vest with 25% of the shares subject to the Smither RSU Award vesting on each of the first four (4) anniversaries of the Effective Date, subject to continued service on each such vesting date and subject to settlement in shares of the Company’s Common Stock upon vesting.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Smither Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

There are no arrangements or understandings between Mr. Smither and any other persons pursuant to which Mr. Smither was appointed as Chief Financial Officer of the Company. In addition, there are no family relationships between Mr. Smither and any director or executive officer of the Company, and there are no transactions involving Mr. Smither requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBX BIOSCIENCES, INC.

Date: July 13, 2026	By:	/s/ John W. Smither
Chief Financial Officer (Principal Financial Officer)